Exhibit 2

FOR IMMEDIATE RELEASE	05 February 2013

WPP plc (“WPP”)

Notification of Preliminary Results

WPP will be announcing its Preliminary Statement for the year ended 31 December 2012 on Friday, March 1st 2013.

Contact:

Feona McEwan, WPP	Tel +44 (0)207 408 2204